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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 24, 2006 (April 15, 2006)

CIT Education Loan Trust 2005-1
(Exact name of issuing entity as specified in its charter)

Education Funding Capital I, LLC
(Exact name of registrant/depositor as specified in its charter)

Education Lending Group, Inc.
(Exact name of sponsor as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-111959-02 (Commission File Number)	16-6556264 (IRS Employer Identification No.)

c/o Chase Bank USA, National Association
500 Stanton Christiana Road
FL3/OPS4
Newark, Delaware	19713
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 552-6479

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Section 6 – Asset-Backed Securities

Item 6.02 Change of Servicer or Trustee.

On June 9, 2005, CIT Education Loan Trust 2005-1 (the “Issuing Entity”) issued $1,000,000,000 in aggregate principal amount of Education Loan Backed Notes (the “Notes”).

In connection with the issuance of the Notes, the Issuing Entity entered into (i) a Master Servicing Agreement dated as of June 1, 2005 among Education Lending Services, Inc., as master servicer (the “Master Servicer”), the Issuing Entity, as issuer, and The Bank of New York, as trust eligible lender trustee (the “Trust Eligible Lender Trustee”) (the “Master Servicing Agreement”), (ii) a Student Loan Origination and Servicing Agreement dated as of June 1, 2005 among Education Loan Servicing Corporation, doing business as Xpress Loan Servicing (“Xpress Loan Servicing”), the Issuing Entity, the Trust Eligible Lender Trustee and the Master Servicer (the “XLS Subservicing Agreement”), and (iii) a Student Loan Origination and Servicing Agreement dated as of June 1, 2005 among Great Lakes Educational Loan Services, Inc. (“Great Lakes”), the Issuing Entity, the Trust Eligible Lender Trustee and the Master Servicer (the “Great Lakes Subservicing Agreement”).

The Master Servicing Agreement was previously filed with the Securities and Exchange Commission (the “Commission”) with respect to the registrant on June 14, 2005 pursuant to Form 8-K and Item 601 of Regulation S-K (17 CFR 229.601).

Each of Xpress Loan Servicing and Great Lakes is a permitted subservicer (“Subservicer”) for purposes of the Master Servicing Agreement. The Master Servicing Agreement requires the Master Servicer to provide prompt written notice to each rating agency rating the Notes, if the Master Servicer or any of its affiliates commences servicing student loans held by the Trust Eligible Lender Trustee, on behalf of the Issuing Entity (“Student Loans”), that were previously serviced by a Subservicer.

The Master Servicer has notified the rating agencies rating the Notes that it intends to transfer from time to time certain Student Loans to Xpress Loan Servicing for servicing under the XLS Subservicing Agreement. The Master Servicer is in the process of transferring certain of such Student Loans to Xpress Loan Servicing for servicing under the XLS Subservicing Agreement. The Student Loans being transferred, and to be transferred, to Xpress Loan Servicing for servicing have been serviced by Great Lakes under the Great Lakes Subservicing Agreement. Xpress Loan Servicing is an affiliate of the Master Servicer. The Master Servicer and Xpress Loan Servicing are indirect, wholly-owned subsidiaries of CIT Group Inc.

Although such is not a requirement for the foregoing servicing transfers, (i) rating agencies, Moody’s Investors Service, Inc. and Standard & Poor’s, a division of the McGraw-Hill Companies, each have confirmed that the transfer of Student Loans from Great Lakes to Xpress Loan Servicing for servicing under the XLS Subservicing Agreement, described above, will not result in a reduction or withdrawal of its existing ratings of the Notes, and (ii) rating agency, Fitch Ratings (“Fitch”), has confirmed that, subject to the receipt of a Business Continuity Plan, a letter of agreement between Xpress Loan Servicing and American Education Services/Pennsylvania Higher Education Assistance Agency to act as replacement loan servicer and a schedule of required loan servicing staffing levels to be satisfied before each Student Loan servicing transfer, the transfer of Student Loans from Great Lakes to Xpress Loan Servicing for servicing under the XLS Subservicing Agreement, described above, will not result in a reduction or withdrawal of its existing ratings of the Notes. The Issuing Entity has satisfied each of the above-described conditions to Fitch’s confirmation of its existing ratings of the Notes with respect to the Student Loans currently being transferred to Xpress Loan Servicing for servicing.

Xpress Loan Servicing was incorporated on October 15, 2003 and is an indirect, wholly-owned subsidiary of CIT Group Inc. Xpress Loan Servicing is located at MK Ferguson Plaza - Terminal Tower, 1500 West 3rd Street, Suite 125, Cleveland, Ohio 44113 and its telephone number is (216) 706-7400.

Xpress Loan Servicing has been servicing education loans since July, 2004. As of April 15, 2006, Xpress Loan Servicing is acting as servicer or subservicer for 78,790 education loans totaling approximately $1,953,976,331. Education loans serviced by Xpress Loan Servicing include Stafford and PLUS loans, private (non-federal) loans and federally guaranteed consolidation loans.

Xpress Loan Servicing’s servicing procedures include billing and collecting payments, responding to borrower inquiries, verifying borrower status, preparing borrower payment schedules and disclosure statements, billing the U.S. Department of Education for interest and special allowance payments with respect to eligible education loans, keeping records, preparing reports and remitting payments and other collections to the Indenture Trustee. Please see Item

9.01(d), Exhibit 10.2, the XLS Subservicing Agreement, attached hereto for further information regarding servicing and other responsibilities of Xpress Loan Servicing thereunder.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Issuing Entity has duly caused this report to be signed by the Servicer on its behalf by the undersigned thereunto duly authorized.

CIT EDUCATION LOAN TRUST 2005-1
(Issuing entity)

Date: April 24, 2006	BY:	EDUCATION LENDING SERVICES, INC., as Master Servicer
(Servicer)

BY:	/s/ Perry D. Moore

(Signature)
Name: Perry D. Moore
Title: Executive Vice President & Chief Financial Officer